Exhibit 10.27

***** CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Dated June 7, 2011

Amendment No. 2 to the OUS Commercialization Agreement

Animas Corporation, a Delaware Corporation, having a principal place of business at 200 Lawrence Drive, West Chester, PA 19380 (“Animas” or “Distributor”) and DexCom, Inc., a Delaware corporation, having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”), are parties to the OUS Commercialization Agreement dated January 12, 2009 (the “OUS Commercialization Agreement”), as amended on July 31, 2009 (“Amendment One”). Pursuant to Section 18.02 of the OUS Commercialization Agreement, the parties hereby wish to amend the OUS Commercialization Agreement as set forth below (“Amendment Two”). All terms not defined herein shall have the meaning set forth in the OUS Commercialization Agreement.

Article 1.        Agreement to Revised Transfer Pricing

1.1	Schedule B (Transfer Pricing) shall be deleted and replaced in its entirety with the revised Schedule B attached as Annex 1 hereto.

1.2	The second sentence of Section 3.05 of the OUS Commercialization Agreement is hereby amended to replace the phrase “On an annual basis” with “On an annual basis following the Initial Term, subject to Annex 1,”.

Article 2.        Complaint Handling, Technical Support and Clinical Training Activities

2.1.1	Distributor shall provide customer service support for the Integrated System in accordance with Section 7.01 of the OUS Commercialization Agreement (as amended hereby) and in accordance with Section 18 of the Quality Agreement. In the event of a conflict between the complaint handling process provided for in these two sections, Section 18 of the Quality Agreement shall govern. For clarity, the principal difference contemplated by this Amendment and the Quality Agreement compared with the original Section 7.01 of the OUS Commercialization Agreement is that Animas agrees to take on additional complaint handling, warranty handling and adverse event reporting responsibilities with respect to the Transmitter as the marketing authorization for the Transmitter upon launch shall be held by Animas.

2.1.2

With respect to any technical questions or issues relating to the Sensors, Transmitters and/or Embedded System, Distributor shall use the “Troubleshooting Guide” (referenced as Annex 2 hereto, and as may be supplemented from time to time by DexCom) to attempt to resolve such questions or issues. Any technical support questions or issues that are not resolved by Distributor’s application of the “Troubleshooting Guide” shall be referred by email to DexCom by e-mailing DexCom’s technical support group, translated into English by Distributor if necessary.

2.2	Distributor shall receive the initial Sensor, Transmitter and Embedded System training contemplated by Section 5.02(a) of the OUS Commercialization Agreement in the United States, or at a location that will be mutually agreed upon, and the training must be completed prior to the first sale of the Integrated System. Should Distributor or its representatives request additional trainings in excess of what is provided for in Section 5.02(a) of the OUS Commercialization Agreement, such trainings shall be performed upon mutual consent and at Distributor’s expense.

Article 3.        Orders

3.1	Distributor shall order Sensors and Transmitters in minimum order quantities as set forth in Schedule B attached as Annex 1 hereto.

3.2	With respect to Transmitters, Distributor shall be responsible for ordering an initial safety stock, all subject to the pricing set forth in Annex 1.

Article 4.        Warranty; Replacement Transmitters and Sensors

4.1	Schedule C (Standard Warranties) of the OUS Commercialization Agreement shall be deleted and replaced in its entirety with the revised Schedule C referenced as Annex 3 hereto.

4.2	Section 7.01(d) of the OUS Commercialization Agreement is hereby amended to provide that, with respect to requests by Customers or end-users received by Distributor for replacement of the Transmitter under DexCom’s standard warranty, such warranty claims shall be handled by Distributor as follows:

4.2.1 Distributor shall provide the owner of the Transmitter with a returned goods authorization (“RGA”) from Distributor and return the Transmitter to Distributor in accordance with the terms of the RGA. Any costs associated with the RGA shall be borne by Distributor.

4.2.2 Distributor shall complete an examination of each returned Transmitter using test equipment and fixtures supplied by DexCom. Distributor agrees to maintain such test equipment and fixtures in good working condition. After examination, if Distributor determines that (i) the Transmitter failed to meet DexCom’s standard warranty and (ii) it has reason to believe that the Transmitter failed within [*****] of its receipt by the end-user seeking the warranty replacement, then a replacement Transmitter shall be shipped to the end-user by Distributor. Any shipment costs associated with the replacement shall be borne by Distributor.

4.2.3 On a [*****] basis, Distributor shall submit to DexCom an accounting of all warranty replacement transmitters issued by Distributor during the previous [*****]. Subject to Section 4.2.4, DexCom shall replace at no charge such quantity of Transmitters with the subsequent shipment of Transmitters and/or Sensors to Distributor. Distributor shall return to DexCom all Transmitters that Distributor has deemed to have failed DexCom’s warranty.

4.2.4 Distributor must ship the Transmitters to Original Purchasers (as defined below) on or before the date indicated on the Transmitter packaging, which appears in the following format: SB – YYYY – MM – DD (the “Ship-By Date”). If Distributor fails to ship the Transmitter to an Original Purchaser by the Ship-By Date, then no replacement shall be required by DexCom. For purposes of this provision, an Original Purchaser shall include an end-user of the Transmitter, a sub-distributor of Distributor, a healthcare provider or a service provider facility.

4.3	A new Section 7.01(e) of the OUS Commercialization Agreement is hereby added to provide that, with respect to requests by Customers or end-users received by Distributor for replacement of the Sensors, such requests shall be handled by DexCom and Distributor as follows:

4.3.1 To the extent Distributor wishes to provide replacement Sensors to its end-users of the Integrated System in the ordinary course of business, then Distributor shall provide these using its inventory of Sensor 1-packs.

4.3.2 For purposes of administering the Replacement Rate, Distributor shall provide to DexCom, on a [*****] basis, a summary report of all Sensors replaced during the prior [*****], including Sensor Expiration Date and detail on end-user complaints and/or descriptions of Sensor failures.

4.3.3 For the first [*****] period following commercial launch, DexCom will provide to Distributor a supply of Sensors equivalent to [*****] of the quantity of Commercial Use Sensors ordered by Distributor free of charge (“Replacement Rate”). DexCom shall provide such supply in the form of Sensor 1-packs. The number of replacement Sensors will be determined based on each purchase order submitted to DexCom by Distributor, and such replacement Sensors will be included with each corresponding order. Sensor quantities will be rounded to the nearest whole Sensor.

4.3.3.4 The Replacement Rate shall be adjusted on a [*****] basis by DexCom on the basis of the actual rate of Gen4 Sensor replacements completed by Distributor as well as the actual rate of Gen4 Sensor replacements completed by DexCom on its stand-alone system. Any Sensors that are not used by an end-user prior to their Sensor Expiration Date shall not be included for purposes of determining the Replacement Rate.

4.4	The parties agree to revise the foregoing procedures, as appropriate, following transition of the Transmitter to a marketing authorization held by DexCom.

Article 5.        Other Undertakings

5.1	Copy and Claims Approval

5.1.1

Distributor and DexCom shall coordinate copy and claims approvals with respect to the Integrated System generally in accordance with Section 5.04(a), Section 5.05 and Section 6.01(b) of the OUS Commercialization Agreement, and anticipate agreeing to a standard operating procedure (“SOP”) to facilitate the day-to-day review and approval process for notifying and approving materials, subject to the guidelines set forth herein.

5.1.2	With respect to the DexCom Trademarks, DexCom will supply Animas with a copy of its trademark branding guidelines, in accordance with Section 5.05(c) of the OUS Commercialization Agreement, no later than three (3) months after the execution of this Amendment. The SOP shall provide for a process whereby advertising, promotion or packaging materials prepared by Animas and certified as in accordance with DexCom’s trademark branding guidelines shall be deemed approved by DexCom as to the DexCom Trademarks if not rejected during the review period set forth in Section 5.05(b) of the OUS Commercialization Agreement. DexCom also retains the right to periodically audit Distributor materials, and shall have the right to revise materials based on such audit.

5.1.3	With respect to claims regarding the Integrated System and its individual components, the Parties agree to the Initial Claims Matrix referenced as Annex 5, setting forth the claim and the party with responsibility for such claim. As part of the SOP, the Parties shall agree to a process for regularly updating the Claims Matrix. Each party shall have the right to modify or withdraw its claims; and claims on the Claims Matrix may be used by one party without requiring the prior consent of the other party; provided, that the claims are previously approved by both parties copy review and/or document control systems and used in the manner approved.

5.1.4	With respect to the cost, extent, format and content of any marketing materials or promotions not otherwise addressed in this Article 5.1, Animas shall have the final decision.

5.2	Demonstration Units

5.2.1	DexCom will provide at the prices set forth in Schedule B attached as Annex 1 hereto non-functional Sensors and Transmitters for use as demonstration units. Additionally, DexCom will provide, also at the prices set forth in Schedule B attached as Annex 1 hereto, operational Sensors and Transmitters for use as sales samples or other demonstration and training purposes.

5.3	Quality and Regulatory Matters

5.3.1	The Parties have entered into, as of the date hereof, the Quality Agreement referenced as Annex 4. The terms of the Quality Agreement, as may be amended by the parties from time to time, are incorporated by reference into this Amendment; provided, that, except as provided in Article 2.1 hereof, in the event of a conflict between the terms herein and the Quality Agreement, the terms of this Amendment shall apply unless prohibited by law or regulation.

5.3.2.1	DexCom agrees to promptly notify Distributor of any safety, efficacy or stability field actions related to the Transmitter regardless of where in the world those field actions occur. Additionally, DexCom agrees to provide Distributor a quarterly summary report of all product complaints (not inquiries) and all regulatory reporting (MDV, MDR, AEs, etc.), on a worldwide basis, related to the Transmitter.

5.3.2.2	The parties agree that Distributor shall be responsible for securing in-country registration in the member states of the European Union (for example, in France, the placing into service communication for medical devices in conformity with Articles L.5211-4 and R.5211-66) of the Pump and Transmitter, and DexCom shall be responsible for securing in-country registration of the Sensor, in each relevant country prior to commencing commercial launch of the Integrated System.

5.3.3	(i) In the event of a product recall, withdrawal or field action relating to the Integrated System or a component thereof, the parties shall follow the guidelines set forth in Section 16 of the Quality Agreement.

(ii) In the event any governmental agency having jurisdiction shall request or order, or if Distributor shall determine to undertake, any corrective action with respect to the Integrated System (or the Enabled Pump separately), including any recall, corrective action or market action, all costs associated with such recall or action shall be borne by Distributor unless, and only to the extent that, the cause or basis of such recall or action is attributable to a breach by DexCom of any of its warranties, guarantees, representations, obligations or covenants contained in the OUS Commercialization Agreement, in which case DexCom shall be liable, and shall bear the costs of such recall or action including the cost of any product which is so recalled.

(iii) In the event any governmental agency having jurisdiction shall request or order, or if Distributor, after consultation with DexCom, shall determine to undertake, any corrective action with respect to the Transmitter, including any recall, corrective action or market action, all costs associated with such recall or action shall be borne by DexCom unless, and only to the extent that, the cause or basis of such recall or action is attributable to a breach by Distributor of any of its warranties, guarantees, representations, obligations or covenants contained in the OUS Commercialization Agreement, in which case Distributor shall be liable, and shall bear the costs of such recall or action including the cost of any product which is so recalled.

(iv) In the event any governmental agency having jurisdiction shall request or order, or if DexCom shall determine to undertake, any corrective action with respect to the Sensor, including any recall, corrective action or market action, all costs associated with such recall or action shall be borne by DexCom unless, and only to the extent that, the cause or basis of such recall or action is attributable to a breach by Distributor of any of its warranties, guarantees, representations, obligations or covenants contained in the OUS Commercialization Agreement, in which case Distributor shall be liable, and shall bear the costs of such recall or action including the cost of any product which is so recalled.

Article 6.        Scope of Amendment

6.1	The terms of the OUS Commercialization as amended, including by this Amendment, shall apply to all countries in the Territory.

6.2	Other than as expressly modified by this Amendment, the OUS Commercialization Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement.

DEXCOM, INC.		ANIMAS CORPORATION

By:	/s/ Jess Roper	By:	/s/ Sue McMonigle

Title:	V.P. & C.F.O.	Title:	General Manager

ANNEX 1

Schedule B

TRANSFER PRICING

The following pricing shall apply during the Initial Term to the Gen4™ Sensor and Gen4™ Transmitter. Notwithstanding Section 3.05 of the Agreement, in the event that DexCom releases for sale during the Initial Term a future generation Sensor and Transmitter technology platform (which differs in a material and technologically differentiated way from the existing technology), the parties agree that the transfer pricing for such next generation Sensor and Transmitter shall be subject to agreement of the parties in accordance with the terms of this Agreement.

DexCom Gen4™ Sensor

Sensors (4-pack) (Commercial Use): $ USD [*****]

(4-pack includes four Sensors)

Minimum order quantity shall be [*****].

Single Sensor (1-pack) (Commercial Use): $ USD [*****]

Minimum order quantity shall be [*****].

DexCom Gen4™ Transmitter

Transmitter (Commercial Use): $ USD [*****]

(New Transmitter only)

Minimum order quantity shall be [*****].

Dexcom will provide Distributor [*****] non-functional, demonstration transmitters free of charge to support training and demonstration activities. Any additional non-functional, demonstration transmitters requested by Distributor within [*****] from initial shipment of [*****] will be provided by DexCom at $[*****] per unit. For the next [*****] period following the initial [*****] period, DexCom will provide Distributor [*****] non-functional transmitters free of charge, and all non-functional, demonstration Transmitters thereafter will be provided at $[*****] per unit. The parties agree that non-functional transmitters received or purchased under the terms of this provision may also be used for training and other activities in preparation for the US launch.

Dexcom will provide Distributor with [*****] non-functional applicators [*****] to support training and demonstration activities. Any additional non-functional applicators requested by Distributor within [*****] from this initial shipment will be provided by DexCom at $[*****] per unit. For the next [*****] period following the initial [*****] period, DexCom will provide Distributor [*****] non-functional applicators [*****], and all non-functional, demonstration applicators thereafter will be provided at $[*****] per unit. The parties agree that non-functional sensors received or purchased under the terms of this provision may also be used for training and other activities in preparation for the US launch.

ANNEX 2

DEXCOM TROUBLESHOOTING GUIDE

Reference is made to the Troubleshooting Guide, as may be supplemented from time to time by DexCom.

ANNEX 3

Schedule C

Reference is made to the applicable warranties for the Enabled Pump and the Transmitter.

ANNEX 4

Quality Agreement

Reference is made to the Quality Agreement.

ANNEX 5

Initial Claims Matrix

Reference is made to the Initial Claims Matrix.